Exhibit 99.1

NEWS ANNOUNCEMENT –

Carmike Cinemas Completes Digital Cinema Destinations Corp. Acquisition,

Adding 21 Theatres, 206 Screens and 4 Location/33 Screen Pipeline

COLUMBUS, Georgia – August 15, 2014 – Carmike Cinemas, Inc. (NASDAQ: CKEC) (“Carmike”), a leading entertainment, digital cinema and 3-D motion picture exhibitor, today announced the closing of its stock-for-stock acquisition of Digital Cinema Destinations Corp. (NASDAQ: DCIN) (“Digiplex”), including its 21 theatres with 206 screens and four location pipeline of 33 screens. Each outstanding Digiplex share was converted into the right to receive 0.1765 shares of Carmike common stock, or approximately 1.4 million Carmike shares in the aggregate.

Carmike expects to immediately integrate the 21 acquired theatres onto its national footprint and complete the pipeline theatre acquisitions, during Q3 or early Q4. The acquisition further expands Carmike’s domestic entertainment complex circuit to 2,900+ screens and 276 locations across 41 states.

Carmike’s President and Chief Executive Officer David Passman stated, “In addition to continuing our successful execution of Carmike’s strategic M&A plan and adding complementary, well-managed theatres to our circuit, we also expect to gain valuable insight from Digiplex’s dedicated alternative programming team, led by CEO/Founder Bud Mayo. Their organization has consistently outperformed its exhibition industry peers by averaging approximately 5% of quarterly box office receipts from alternative content, boosting capacity utilization during less busy Monday through Thursday periods.”

Bud Mayo commented, “I am very excited about the many opportunities that lie ahead as we join forces with a ‘best-in-class’ exhibitor with a national footprint. Carmike’s senior executive group, led by David, has guided the Company through an impressive multi-year transformation and our alternative programming team looks forward to helping the organization build on its recent success and achieve additional growth.”

Mr. Passman continued, “We are delighted to welcome Digiplex’s executives and theatre-level associates to the Carmike family and look forward to their contributions. In the interim, we will also continue with our plans to actively pursue additional movie theatre acquisition opportunities that we expect will generate attractive levels of theatre level cash flow and drive shareholder value.”

About Carmike Cinemas (www.carmike.com)

Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. Inclusive of the Digiplex acquisition, Carmike has 276 theatres with 2,901 screens in 41 states. The circuit includes 42 premium large format (PLF) auditoriums featuring state-of-the-art technology and luxurious seating, including 25 “BigDs,” 15 IMAX auditoriums and two MuviXL screens. As “America’s Hometown Theatre Chain” Carmike’s primary focus is mid-sized communities.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding the benefits of the acquisition, the closing of the pipeline transactions, future growth, future acquisitions, future cash flows and future shareholder value. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: the ability of National CineMedia to secure approvals and satisfy conditions necessary to complete the acquisition of Screenvision; Carmike’s ability to achieve expected results from strategic acquisitions; general economic conditions in Carmike’s regional and national markets; Carmike’s ability to comply with covenants contained in its senior secured credit agreement and the indenture governing its 7.375% Senior Secured Notes due 2019; Carmike’s ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; Carmike’s ability to meet its contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in Carmike’s markets; competition in Carmike’s markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in Carmike’s Annual Report on Form 10-K for the year ended December 31, 2013, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contacts:
Robert Rinderman or Jennifer Neuman	Richard B. Hare
JCIR	Chief Financial Officer
(212)835-8500 or CKEC@jcir.com	(706)576-3416

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